ATTORNEY'S FEE AGREEMENT
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  THIS IS A CONTRACT FOR PROFESSIONAL LEGAL SERVICES AND IS
  SUBJECT TO BINDING ARBITRATION.
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  WHEREAS, PANGEA PETROLEUM CORPORATION, hereinafter called
  "Client", has requested that Robert E. Singer, Attorney
  at Law, (hereinafter referred to as the "Attorney"), (and
  Associates to be determined by Attorney), to provide
  professional legal services to and on behalf of Client
  regarding the matters set forth on Exhibit "A"; and,
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  WHEREAS, Attorney has agreed to provide said professional legal services to the Client on such matters and such
  other matters as the Client may request, including those
  particularly set forth on Exhibit "A".
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       NOW THEREFORE, in consideration of the mutual
  promises and agreements set forth herein, the parties
  hereto agree as follows:
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  Client hereby engages Attorney, and such Associates or
  Co-Counsel as Attorney, in his sole opinion, may require
  or engage, as legal Counsel for the filing and handling
  of such matters set forth on Exhibit "A", and incidental
  or related matters as may be assigned to the Attorney
  from time to time.
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  Attorney agrees to act as legal Counsel for Client for
  the matters so engaged, subject to the terms set forth
  herein.  However, Attorney may withdraw from
  representation of Client on any matter that Attorney may
  deem himself unqualified or unable to represent the
  Client.
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  Client agrees to pay Attorney such fees as Attorney may
  reasonably charge as determined in accordance herewith.
  The fees shall be determined by Attorney in consideration
  of the value of the services rendered.  In determining
  his fee, the Attorney shall base his fee on results
  obtained, novelty and difficulty of the matters handled,
  skill or expertise required, time requirements (including
  time constraints on the Attorney that prevented him from
  handling other matters), amount involved, experience,
  undesirability of the case, nature and length of the
  professional relationship with the Client, and fees in
  similar cases and such other matters that should be
  considered by Attorneys handling similar matters.  It is
  specifically agreed, that as a minimum, the fee charged
  shall be at least equal to the regular and usual hourly
  charges of the Attorney or his associates for the time
  expended, together with all and any costs expended by
  Attorney in connection with the representation
  undertaken.  The present usual hourly rate charged by
  Attorney is $250.00.  Client shall pay to Attorney within
  ten (10) days of rendition of a statement by Attorney,
  the fee charged by the Attorney and costs expended.  The
  Attorney may charge the billing to the Retainer and the
  Client shall thereupon replenish the retainer.
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  Attorney agrees to maintain written records of the time
  and effort or costs incurred or expended by him and other
  counsel on behalf of Client, which records shall be
  available to Client upon request.  "Costs" shall include,
  among those items normally considered to be "costs", the
  actual sum or sums paid or incurred by Attorney for or on
  behalf of Client for depositions, document production,
  photocopying, facsimile transmission, long distance
  telephone, postage, delivery service, filing fees,
  publication costs, bond premiums, computer time and
  charges, electronic database and communications costs,
  library charges, parking charges, transportation and
  lodging, as well as costs incurred or paid to Associated
  Counsel, special employees or overtime wages paid to
  regular employees, and paralegal or technical employees.
  Costs shall be billed at the amount actually incurred to
  third party providers, or if the cost is incurred "in-
  house", at the usual and regular charges of the service
  provided made to other like clients or according to the
  fee and charge schedule published or utilized from time
  to time by the Attorney (which at the present time is the
  same as used by Corporate Offices).
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  Attorney agrees to perform legal services for Client in
  conformity with and subject to the laws and regulations
  of the United States and the State of Texas (or its
  municipalities) and the canons of ethics of the State Bar
  of Texas.  Attorney does not guarantee any results.  This
  Agreement or the payment of fees hereunder may be subject
  to approval by a Court of appropriate jurisdiction if
  required by law, and, if Bankruptcy related, shall comply
  with the provisions of the Bankruptcy Code and applicable
  regulations.
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  This agreement may not be amended except by written
  instrument signed by both parties hereto.
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  This Agreement is for the sole benefit of the Client, and such Agreement shall not be assigned.  This Agreement is
  also for the benefit of the undersigned Attorney, and
  such persons or entities as he may engage to assist him
  in the performance of his responsibilities hereunder.
  Client may refuse the services to be rendered by any
  person or entity selected by Attorney by sending written
  notice (as provided herein), but such refusal shall not
  release Client from liability to pay Attorney in
  accordance with Paragraph 3, for such services then
  previously rendered by such refused person or entity
  after the date of delivery of the written notice.
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  This Agreement may be terminated by either party upon the terminating party delivering written notice to the other
  party.  All written notices shall be mailed to the
  intended recipient via certified mail, postage prepaid
  with return receipt requested deposited in a proper
  receptacle of the United States Postal Service or its
  successors.  Said notice shall be addressed to the
  intended recipient.  A written notice sent in conformity
  with this provision shall be deemed delivered as of the
  date shown "delivered" on the return receipt.  If no
  delivery date is shown on the return receipt, then
  delivery shall be conclusively presumed to be the date
  that the return receipt is returned by the Postal
  Service.  Upon termination, sender shall be released from
  all responsibility or liability herein except as provided
  herein:
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  Client shall pay Attorney such unpaid amounts incurred
  for or on behalf of Client by Attorney provided in
  Paragraph 3 above.
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  Attorney shall be responsible to deliver to Client, if
  the provisions of Paragraph 8(a) are met, all of Client's
  records, documents, and written materials (excluding
  written correspondence, and such copies of the said
  materials as Attorney may require) and Attorney shall be
  subject to any liability, if any, previously incurred by
  him.  Until and unless Client fulfills the provisions of
  Paragraph 8(a), Attorney shall have a security interest
  in and to all of Client's papers, documents, records and
  files in the possession of Attorney.
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  Client shall deposit with Attorney a retainer as set
  forth on Exhibit "A", hereby incorporated herein.
  Attorney may use said retainer and commingle it with its
  operating funds.  Attorney shall not be liable for
  interest on any unearned portion of said retainer.  The
  Attorney may bill his fees and costs to the Retainer
  provided by the Client and the Client shall replenish the
  Retainer to the extent that funds have been applied to
  the billings.  Attorney shall have a security interest in
  the Retainer.
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  Binding Arbitration: As concluded by the parties hereto,
  any controversy between the parties hereto involving any
  dispute or claim by, through or under, or the
  construction or application of any terms, covenants, or
  conditions of this Agreement, shall on the written
  request of one party served upon the other, be submitted
  to arbitration, and such arbitration shall comply with
  and be governed by the provisions of the Federal
  Arbitration Act as it may be amended; provided, that
  arbitration shall be conducted in Harris County, Texas
  and be conducted by the American Arbitration Association
  ("AAA").  The FAA rules shall apply, and the AAA rules
  shall apply if not in conflict with the FAA rules.  All
  evidence shall be subject to the Federal Rules of Civil
  Procedure.
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  NOTICE TO CLIENTS
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  The State Bar of Texas investigates and prosecutes
  professional misconduct committed by Texas Attorneys.
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  Although not every complaint against or dispute with a
  lawyer involves professional misconduct, the State Bar
  Office of General Counsel will provide you with
  information how to file a complaint.  For more
  information, please call 1/800/932-1900.  This is a toll-
  free phone call.
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  EXECUTED at Houston, Texas, this the 14th day of August,
  2000.
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  ATTORNEY:                              CLIENT:
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
  LAW OFFICE OF ROBERT E. SINGER         PANGEA PETROLEUM CORP.
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  /s/ Robert E. Singer                   /s/ Charles B. Pollock
  ------------------------------         ----------------------------
  Robert E. Singer                         Charles B. Pollock,
  Law Office of Robert E. Singer               CEO
  One Riverway, Suite 2550
  Houston, Texas  77056
  Tel:  (713)627-2977
  Fax: (713)627-1856
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
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                        EXHIBIT "A"
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  1.     AMOUNT OF RETAINER:  25,000 shares of the Common
  Stock of Pangea Petroleum Corporation subject to the
  provisions of Regulation S-8 Registration.
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  2.     SERVICES TO BE RENDERED:  General Corporate
  Counsel
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